Exhibit 99.1
NuStar GP Holdings, LLC Reports Earnings for the Second Quarter of 2016
Quarterly Distribution Previously Announced at $0.545 per Unit

SAN ANTONIO, August 2, 2016 - NuStar GP Holdings, LLC (NYSE: NSH) today announced second quarter 2016 net income of $15.1 million, or $0.35 per unit. For the six months ended June 30, 2016, net income was $31.7 million, or $0.74 per unit.

Distributable cash flow (DCF) available to unitholders for the second quarter of 2016 and for the six months ended June 30, 2016 was $22.9 million and $45.9 million, respectively.

As previously announced on July 29, 2016, the second quarter 2016 distribution of $0.545 per unit will be paid on August 16, 2016 to holders of record as of August 9, 2016.

“NuStar GP Holdings, LLC’s second quarter results benefited from NuStar Energy’s higher than expected second quarter net income,” said Brad Barron, President and Chief Executive Officer of NuStar Energy L.P. and NuStar GP Holdings, LLC.

A conference call with management is scheduled for 9:00 a.m. CT today, August 2, 2016, to discuss the financial results for the second quarter of 2016. Investors interested in listening to the presentation may call 877/702-5019, passcode 44145456. International callers may access the presentation by dialing 443/863-7314, passcode 44145456. The company intends to have a playback available following the presentation, which may be accessed by calling 800/585-8367, passcode 44145456. International callers may access the playback by calling 404/537-3406, passcode 44145456. The playback will be available until 10:59 p.m. CT on September 2, 2016.

Investors interested in listening to the live presentation or a replay via the internet may access the presentation directly at http://edge.media-server.com/m/p/4iibfou3 or by logging on to NuStar GP Holdings, LLC’s Web site at www.nustargpholdings.com.

The presentation will disclose certain non-GAAP financial measures. Reconciliations of certain of these non-GAAP financial measures to U.S. GAAP may be found in this press release, with additional reconciliations located on the Financials page of the Investors section of NuStar GP Holdings, LLC’s Web site at www.nustargpholdings.com.

NuStar GP Holdings, LLC is a publicly traded limited liability company that owns the two percent general partner interest, an approximate 13 percent limited partner interest and the incentive distribution rights in NuStar Energy L.P., one of the largest independent liquids terminal and pipeline operators in the nation. NuStar has operations in the United States, Canada, Mexico, the Netherlands, including St. Eustatius in the Caribbean, and the United Kingdom. For more information, visit NuStar GP Holdings, LLC’s Web site at www.nustargpholdings.com.

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of NuStar GP Holdings, LLC’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of NuStar GP Holdings, LLC’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals and corporations, as applicable. Nominees, and not NuStar GP Holdings, LLC, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements regarding future events, such as the future performance of NuStar Energy L.P. and NuStar GP Holdings, LLC. All forward-looking statements are based on the company’s beliefs as well as assumptions made by and information currently available to the company. These statements reflect the company’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar Energy L.P.’s and NuStar GP Holdings, LLC’s 2015 annual reports on Form 10-K and subsequent filings with the Securities and Exchange Commission.  Actual results may differ materially from those described in the forward-looking statements.

NuStar GP Holdings, LLC and Subsidiaries
Consolidated Financial Information
(Unaudited, Thousands of Dollars, Except Unit and Per Unit Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Statement of Income Data:
Equity in earnings of NuStar Energy L.P.	$16,280	$16,568	$33,295	$44,090

General and administrative expenses	(841)	(921)	(1,673)	(1,872)
Other income, net	—	77	613	539
Interest expense, net	(267)	(214)	(513)	(427)

Income before income tax (expense) benefit	15,172	15,510	31,722	42,330
Income tax (expense) benefit	(99)	17	27	2
Net income	$15,073	$15,527	$31,749	$42,332

Basic and diluted net income per unit	$0.35	$0.37	$0.74	$0.99

Equity in Earnings of NuStar Energy L.P.:
General partner interest	$834	$871	$1,766	$3,213
General partner incentive distribution	10,805	10,805	21,610	21,610
General partner’s interest in earnings and incentive distributions of NuStar Energy L.P.	11,639	11,676	23,376	24,823
Limited partner interest in earnings of NuStar Energy L.P.	5,362	5,613	11,361	20,709
Amortization of step-up in basis related to NuStar Energy L.P.’s assets and liabilities	(721)	(721)	(1,442)	(1,442)
Equity in earnings of NuStar Energy L.P.	$16,280	$16,568	$33,295	$44,090

Weighted average number of common units outstanding	42,931,059	42,913,771	42,930,804	42,913,526

Cash Flow Data:
Net cash provided by operating activities	$12,967	$17,943	$27,350	$40,338
Net cash provided by investing activities	$7,670	$4,553	$15,766	$3,931
Net cash used in financing activities	$(23,438)	$(23,388)	$(42,835)	$(46,776)

Distributable Cash Flow (Note 1):
Cash distributions from NuStar Energy L.P. associated with:
General partner interest	$1,961	$1,961	$3,922	$3,922
General partner incentive distribution	10,805	10,805	21,610	21,610
Limited partner interest – common units	11,185	11,212	22,329	22,528
Total cash distributions expected from NuStar Energy L.P.	23,951	23,978	47,861	48,060
Adjustments:
General and administrative expenses	(841)	(921)	(1,673)	(1,872)
Income tax (expense) benefit	(99)	17	27	2
Interest expense, net	(267)	(214)	(513)	(427)
Unit-based compensation (Note 2)	131	—	245	—
DCF	$22,875	$22,860	$45,947	$45,763

Total distributions to unitholders	$23,398	$23,388	$46,795	$46,776

NuStar GP Holdings, LLC and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Per Unit Data)
Notes:

(1)
NuStar GP Holdings, LLC utilizes distributable cash flow (DCF) as a financial measure, although it is not defined in U.S. generally accepted accounting principles. Management believes DCF provides useful information to investors and other external users of our financial information because (i) DCF provides additional information about the cash the business is generating and (ii) investors and other external users of our financial statements benefit from having access to the same financial measure being utilized by management and our board of directors when making financial and planning decisions. Our board of directors and management use DCF when assessing our ability to fund distributions and our ability to service debt. DCF is a widely accepted financial indicator used by our industry’s investment community to compare company performance. DCF is used by our industry’s investment community, in part, because the value of our company’s units is partially based on its yield, and its yield is based on the cash distributions a company can pay its unitholders.

DCF is not intended to represent cash flows from operations, and is not presented as an alternative to net income. DCF should not be considered in isolation or as a substitute for a measure of performance in accordance with U.S. generally accepted accounting principles. The following is a reconciliation of net income to DCF and net cash provided by operating activities:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income	$15,073	$15,527	$31,749	$42,332
Less equity in earnings of NuStar Energy L.P.	(16,280)	(16,568)	(33,295)	(44,090)
Plus cash distributions expected from NuStar Energy L.P.	23,951	23,978	47,861	48,060
Unit-based compensation items	131	(77)	(368)	(539)
DCF	22,875	22,860	45,947	45,763
Less cash distributions expected from NuStar Energy L.P.	(23,951)	(23,978)	(47,861)	(48,060)
Distributions of equity in earnings of NuStar Energy L.P.	16,280	20,122	33,295	44,090
Changes in current assets and liabilities	(2,422)	(1,136)	(4,413)	(1,637)
Changes in noncurrent assets and liabilities and other items (a)	185	75	382	182
Net cash provided by operating activities	$12,967	$17,943	$27,350	$40,338

(a)
Other items consist of adjustments for (i) the amortization of deferred debt costs, (ii) the provision/benefit for deferred income taxes and (iii) payments made in connection with distribution equivalent rights.

(2)
We intend to satisfy the vestings of equity-based awards with the issuance of our units. As such, the expenses related to these awards are considered non-cash and added back to DCF. These awards include distribution equivalent rights (DERs). Payments made in connection with DERs are deducted from DCF.